As filed with the Securities and Exchange Commission on April 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENNAR CORPORATION

Co-registrants are listed on the following page.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4337490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5505 Waterford District Drive

Miami, Florida 33126

(305) 559-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine Lee Martin

Chief Legal Officer and Corporate Secretary

Lennar Corporation

5505 Waterford District Drive

Miami, Florida 33126

(305) 559-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lillian Tsu

Shuangjun Wang

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

212-225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Greystone Nevada, LLC	DE	88-0412611
Lennar Arizona, LLC	AZ	20-5335505
Lennar Carolinas, LLC	DE	20-3150607
Lennar Colorado, LLC	CO	20-0451796
Lennar Georgia, LLC	GA	20-8892316
Lennar Homes of Alabama, LLC	DE	87-3510927
Lennar Homes of California, LLC	CA	93-1223261
Lennar Homes of Idaho, LLC	DE	85-3763488
Lennar Homes of Indiana, LLC	DE	59-2367217
Lennar Homes of Oklahoma, LLC	DE	87-3437333
Lennar Homes of Tennessee, LLC	DE	32-0407237
Lennar Homes of Texas Land and Construction, Ltd.	TX	75-2792018
Lennar Homes of Utah, LLC	DE	82-1439577
Lennar Homes, LLC	FL	59-0711505
Lennar Northwest, LLC	DE	45-2978961
Lennar Reno, LLC	NV	22-3895412
St. Charles Community, LLC	DE	82-2955101
TI Lot 8, LLC	DE	85-1093290
U.S. Home, LLC	DE	52-2227619

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants is 5505 Waterford District Drive, Miami, Florida 33126, (305) 559-4000.

Prospectus

LENNAR CORPORATION

Class A Common Stock

Class B Common Stock

Preferred Stock

Participating Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We or holders of our securities (“selling stockholders”) may from time to time offer to sell our Class A common stock, Class B common stock, preferred stock (which we may issue in one or more series), participating preferred stock, depositary shares representing shares of our common stock or of our preferred stock, debt securities (which we may issue in one or more series and which may or may not be guaranteed by some or all of our subsidiaries), warrants entitling the holders to purchase one or more classes or series of these securities or units consisting of two or more of these classes or series of securities.

We or selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. When we or selling stockholders offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities and of the offering, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “LEN” and our Class B common stock is listed on the New York Stock Exchange under the symbol “LEN.B.” We will make application to list any shares of Class A common stock or Class B common stock sold pursuant to a supplement to this prospectus on the New York Stock Exchange (unless the Class A or Class B common stock no longer is listed on that exchange). We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the prospectus supplement will disclose the exchange or market.

Investing in our securities involves risk. See “Risk Factors“ on page 1 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related offering material issued or authorized by us. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any such offering material is accurate as of any date other than the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any securities or combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the securities that are being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” or similar headings.

In this prospectus, except as otherwise indicated, the terms “Company,” “we,” “us” or “our” refer to Lennar Corporation and all entities included in our consolidated financial statements.

LENNAR CORPORATION

We are one of the largest homebuilders in the United States by deliveries, revenues and net earnings, an originator of residential and commercial mortgage loans, a provider of title insurance and closing services and a developer of multifamily rental properties. In addition, we are a sponsor and manager of funds and joint ventures engaged in development and ownership of multifamily rental properties and a sponsor and manager of a fund engaged in ownership of single-family rental properties. We also have investments in companies that are engaged in applying technology to improve the homebuilding industry and real estate related aspects of the financial services industry. Our homebuilding operations are the most substantial part of our business, generating $32 billion in revenues, or approximately 94% of consolidated revenues, in fiscal 2025.

In the first quarter of fiscal 2026, we implemented a reorganization of certain geographic communities within our Homebuilding segments. As a result of this reorganization, eleven communities previously allocated to the Central segment were moved to the East segment. We did not reissue the audited financial statements incorporated by reference in the Registration Statement to reflect such change because the impact was not material. These changes will be incorporated the next time the audited periods are issued or reissued.

We are a Delaware corporation founded in 1954. Our principal offices are at 5505 Waterford District Drive, Miami, Florida 33126. Our telephone number at these offices is (305) 559-4000. Our website address is www.lennar.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our Company described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus. A prospectus supplement applicable to securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “predict,” “projection,” “seek,” “strategy,” “target,” “will,” “may” or other words of similar meaning. Some of them are opinions formed based upon general observations, anecdotal evidence and industry experience, but that are not supported by specific investigation or analysis.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from what is anticipated by our forward-looking statements. The most important factors that could cause actual results to differ materially from those anticipated by our forward-looking statements include, but are not limited to: slowdowns in real estate markets in regions where we have significant Homebuilding or Multifamily development activities or own a substantial number of single-family homes for rent; decreased demand for our homes, either for sale or for rent, or Multifamily rental apartments; the potential impact of inflation; the impact of increased cost of mortgage financing for homebuyers, increased or continued high interest rates or increased competition in the mortgage industry; supply shortages and increased costs related to construction materials and labor; changes in trade policy affecting our business, including new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties that may impact the cost of raw materials and other goods related to our homebuilding business; changes in U.S. and foreign governmental laws, regulations and policies, including retaliatory policies against the United States, that may impact our business and operations; cost increases related to real estate taxes and insurance; the effect of increased interest rates with regard to our funds’ borrowings on the willingness of the funds to invest in new projects; reductions in the market value of the Company’s investments in public companies; natural disasters or catastrophic events for which our insurance may not provide adequate coverage; our inability to successfully execute our strategies, including our land-light strategy; problems exercising options to purchase homesites; a decline in the value of the land and home inventories we maintain and resulting possible future write downs of the carrying value of our real estate assets; the forfeiture of deposits related to land purchase options we decide not to exercise; the potential negative impact to our business of public health issues; labor shortages and/or a decrease in the number of potential homebuyers due to increased enforcement of restrictions on immigration; possible unfavorable outcomes in legal proceedings; changes in general economic and financial conditions that reduce demand for our products and services, lower our profit margins or reduce our access to credit; our inability to acquire land at anticipated prices; the possibility that we will incur nonrecurring costs that affect earnings in one or more reporting periods; the possibility that the benefit from our increasing use of technology will not justify its cost; increased competition for home sales from other sellers of new and resale homes; becoming unable to pay down debt; government actions or other factors that might force us to terminate our program of repurchasing our stock; the failure of the participants in various joint ventures to honor their commitments; difficulty obtaining land-use entitlements or construction financing; harm to our business from information technology failures and data security breaches; new laws or regulatory changes that adversely affect the profitability of our businesses (including changes in tax laws or liabilities); our inability to refinance our debt on terms that are as favorable as our current arrangements; and changes in accounting conventions that adversely affect our reported earnings.

The list of risks above is not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all risks that might affect our business. Nothing in this prospectus is intended to give assurance regarding our future results or achievements. You should not place undue reliance on the forward-looking statements contained or incorporated in this prospectus, which speaks only as of its date.

Please see our Form 10-K for the fiscal year ended November 30, 2025 and our other filings with the SEC for a further discussion of these and other risks and uncertainties which could affect our future results. We undertake no obligation, other than those imposed by securities laws, to publicly revise any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures, acquiring and developing land and repaying or repurchasing existing debt. Pending use for these purposes, we may invest proceeds from the sale of the securities in short-term marketable securities. Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling stockholders.

SELLING STOCKHOLDERS

We may register securities covered by this prospectus to permit selling stockholders to resell their securities. We may register securities for resale by selling stockholders by filing a prospectus supplement with the SEC. The prospectus supplement would set forth information about the selling stockholders, including their names, the amounts of their securities that will be sold, their beneficial ownership of the securities and their relationship with us.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms and provisions that may apply to debt securities we offer. The particular terms of any debt securities that are offered will be described in the prospectus supplement relating to those debt securities, which may add, update or change the terms described in this prospectus. To review the terms of any debt securities offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.

We may issue debt securities under either (a) an indenture dated as of December 31, 1997, with The Bank of New York Mellon, as trustee (the “current indenture”), or (b) one or more other indentures with that or another trustee. We may supplement any of these indentures from time to time. The following paragraphs describe the provisions of the current indenture. We have filed the current indenture, as an exhibit to Registration Statement File No. 333-45527, at which time the trustee was J.P. Morgan Trust Company, N.A., the successor in interest to the original trustee, The First National Bank of Chicago. You can inspect that indenture as described under “Where You Can Find More Information”.

General

The debt securities will be direct, unsecured obligations of our Company and may be either senior debt securities or subordinated debt securities. Some or all of the co-registrants under the registration statement which includes this prospectus (each of which is our direct or indirect wholly-owned subsidiary) may guaranty our payment of debt securities issued under this prospectus. In addition, the debt securities may be secured by the shares of some or all of our subsidiaries or by other assets. None of the indentures relating to our currently outstanding debt securities limits the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. An indenture or a supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	any limit upon the aggregate principal amount of the issue or series of debt securities which we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	whether our obligations with regard to the debt securities are guaranteed by some or all of our subsidiaries;

•	whether our obligations with regard to the debt securities are secured by shares of some or all of our subsidiaries or by other assets;

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to redeem debt securities or of holders to require us to redeem debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities;

•	and any other material terms of the debt securities.

None of the indentures relating to Lennar Corporation’s currently outstanding debt securities contains any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or future indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in registered form without coupon, unless otherwise provided in a supplemental indenture relating to a particular issue or series of debt securities.

We may issue debt securities of an issue or a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that issue or series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each issue or series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on debt securities of the issue or series beyond any applicable grace period;

•

our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of the issue or series;

•	our default for 60 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular issues or series of debt securities may include other events of default.

The current indenture provides that the trustee may withhold notice to the holders of any issue or series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.

The current indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the issue or series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that issue or series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the issue or series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of an issue or series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

A prospectus supplement will describe any additional or different events of default which apply to any issue or series of debt securities.

Modification of an Indenture

We and the trustee under an indenture may:

•	without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

•

without the consent of holders of debt securities, modify or supplement the indenture or debt securities to make any change that does not materially adversely affect the rights of any debt security holder;

•

with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•

with the consent of the holders of not less than a majority in outstanding principal amount of any issue or series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that issue or series of debt securities.

However, we may not:

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extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of a series which will be affected.

Mergers and Other Transactions

The current indenture provides that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each issue or series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Guarantees

Debt securities may be guaranteed by some or all of our wholly-owned subsidiaries. Those guarantees may remain in effect for the life of the guaranteed debt securities, or may terminate on the occurrence of specified events or circumstances. The prospectus supplement describing an issue of debt securities that are guaranteed by some or all of our wholly-owned subsidiaries will identify the guarantor subsidiaries, either by name or by category, and will describe the terms of the guarantee, including any conditions to its effectiveness and any events or circumstances under which it will be suspended or terminate.

Concerning the Trustees

The Bank of New York Mellon, the trustee under our current indenture, or its affiliates, provide, and may continue to provide, loans and banking services to us in the ordinary course of their businesses.

Governing Law

Each of our indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

DESCRIPTION OF WARRANTS

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

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the securities which may be purchased by exercising the warrants (which may be Class A common stock, Class B common stock, preferred shares, participating preferred shares, debt securities, depositary shares or units consisting of two or more of those types of securities);

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•

the period during which the warrants may be exercised; any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), relating to the rights of holders of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation and By-Laws, as amended (“By-Laws”), which are included as exhibits to our Annual Report on Form 10-K, and to the applicable provisions of Delaware law. At the date of this prospectus, we were authorized to issue up to 400,000,000 shares of Class A common stock, $0.10 par value, 90,000,000 shares of Class B common stock, $0.10 par value, 100,000,000 shares of participating preferred stock, $0.10 par value, and 500,000 shares of preferred stock, $10.00 par value. As of December 31, 2025, 215,769,742 shares of our Class A common stock, 31,217,013 shares of our Class B common stock and no shares of participating preferred stock or preferred stock were outstanding. Our Class A common stock is listed on the New York Stock Exchange under the symbol “LEN” and our Class B common stock is listed on the New York Stock Exchange under the symbol “LEN.B.”

Description of Common Stock

We have two classes of common stock: Class A common stock and Class B common stock. The two classes are identical in every respect, except as to voting rights and, to a limited extent, in connection with distributions by us of our stock other than preferred stock.

Rights Relating to Dividends and Distributions

Subject to preferences that may apply to any shares of preferred stock and participating preferred stock that are outstanding at the time, the holders of shares of Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in any dividends or distributions that our Board of Directors may declare. Each dividend or distribution will be payable to the holders of our Class A common stock and Class B common stock without regard to class, except that in the case of dividends or distributions payable in our stock other than preferred stock, our Board of Directors may determine that the holders of Class A common stock will receive additional shares of Class A common stock, and the holders of Class B common stock will receive additional shares of Class B common stock.

Voting Rights

Each share of Class A common stock entitles the holder to one vote on each matter, and each share of Class B common stock entitles the holder to ten votes on each matter submitted to the vote of the common stockholders. With respect to matters on which stockholders are entitled to vote, holders of shares of Class A common stock and Class B common stock vote together as a single class; provided, however, that amendments to provisions of our Certificate of Incorporation relating to the Class A common stock or the Class B common stock require the approval of a majority of the shares of Class A common stock which are voted with regard to them, as well as approval of a majority in voting power of all the outstanding Class A common stock and Class B common stock combined. Also, under the Delaware General Corporation Law (“DGCL”), certain matters affecting the rights of holders of only Class A or Class B common stock may require approval of the holders of the Class A or Class B common stock voting as a separate class. The holders of our common stock do not have cumulative voting rights.

Liquidation Rights

We currently have no outstanding preferred stock or participating preferred stock. While that continues to be the case, if we are liquidated, the holders of our Class A and Class B common stock will be entitled to share equally on a per share basis, without regard to class, in the assets available for distribution after we have satisfied our debts and liabilities.

If we are liquidated at a time when there are outstanding shares of preferred stock, but not of participating preferred stock, the holders of our Class A and Class B common stock will be entitled to share equally on a per share basis, without regard to class, in the assets available for distribution after we have satisfied our debts and liabilities and made any distributions we are required to make with regard to the preferred stock.

If we are liquidated at a time when there are outstanding shares of participating preferred stock, the right of holders of Class A and Class B common stock to receive liquidating dividends will be limited as described under “Description of Participating Preferred Stock.”

Termination of Class Rights and Powers

If at any time (i) the number of outstanding shares of our Class B common stock is less than 10% of the number of outstanding shares of Class A common stock and Class B common stock taken together, or (ii) the holders of a majority of the outstanding shares of Class B common stock vote to cause all the Class B common stock to be converted into Class A common stock, the Class B common stock will automatically be converted into, and become for all purposes, shares of Class A common stock, and we will no longer be authorized to issue Class B common stock.

Other Rights or Restrictions

Under our Certificate of Incorporation and By-Laws as they currently exist, our common stock is not subject to provisions relating to conversion, sinking funds, redemption, preemption rights, liability to further calls or to assessment, restrictions on alienability or discrimination against any existing or prospective holder as a result of that holder’s owning a substantial amount of our securities. However, our Board of Directors could, without vote of our stockholders, amend our By-Laws or take other action at any time, subject to limitations imposed by Delaware law, to create restrictions on who could own our common stock or that would discriminate against existing or prospective stockholders who own or propose to acquire more than specified percentages of our outstanding common stock.

Description of Preferred Stock

We may issue preferred stock in series with any rights and preferences that may be authorized by our Board of Directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	any limit upon the number of shares of the series which may be issued;

•	the preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem shares of the series;

•	the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

•	the voting rights of the holders of the series;

•	the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

•	the right, if any, of holders of the series to convert them into another class or series of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•

any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

•	any other material terms of the series.

Holders of shares of preferred stock will not have preemptive rights under our Certificate of Incorporation or under the DGCL, but the terms of particular series of preferred stock, or agreements into which we enter when we sell shares of preferred stock, may give rights that are similar to preemptive rights.

Description of Participating Preferred Stock

If we issue participating preferred stock, it will be identical with the Class A common stock in every way, except that (a) no cash dividends may be paid with regard to the Class A and Class B common stock in a calendar year until the holders of the participating preferred stock have received a total of $0.0125 per share, then no cash dividends may be paid in that year with regard to the participating preferred stock until the holders of the Class A and Class B common stock have received dividends totaling $0.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the Class A and Class B common stock until the holders of the participating preferred stock have received distributions totaling $10 per share, then no assets may be distributed to the holders of the participating preferred stock until the holders of the Class A and Class B common stock have received distributions totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, and (c) holders of participating preferred stock will vote separately on any proposed corporate actions which would change the participating preferred stock or would cause the holders of the participating preferred stock to receive per share consideration in a merger or similar transaction which is different from the per share consideration received by the holders of the Class A and Class B common stock.

Anti-Takeover Effects of our Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and By-Laws have provisions that could have the effect of making it more difficult for somebody who wanted to take control of us to do so. They include:

Multi-Voting Stock. Holders of Class B common stock have substantial voting power because they have the ability to cast ten votes per share.

Advance Notice Requirements. A requirement that stockholders give advance notice of their intention to nominate candidates for election as directors or to bring other business before a meeting of stockholders.

Limit on Stockholder Ability to Nominate Candidates for Election as Directors. In order to be able to nominate a candidate for election or re-election to our Board of Directors, a person must own and have owned for at least one year of record and beneficially at least $2,000 in market value or 1% of our outstanding common stock of both classes combined.

Limit on Stockholder Ability to Request Record Date for Action by Stockholder Consent. In order to be able to request that our Board of Directors fix a record date for the taking of action by written consent, a person must own and have owned for at least one year of record and beneficially at least $2,000 in market value or 1% of our outstanding common stock of both classes combined.

Requirement for Calling of Special Meetings of Stockholders. Special meetings of our stockholders may be called by stockholders only upon the written request of the holders of at least a majority of all the outstanding shares of any class entitled to vote on the action proposed to be taken.

Undesignated Preferred Stock. Our Board of Directors is authorized to cause us to issue, without a stockholder vote, preferred stock, which could entitle holders to voting or other rights or preferences that could impede the success of any attempt to acquire us.

Board Authority to Amend By-Laws. Our Board of Directors has the authority to adopt, amend or repeal our By-Laws without the approval of our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to limited exceptions, prohibits a publicly-held Delaware corporation from engaging in a business combination with an entity controlled by a person who, together with the person’s affiliates and associates, acquires without the prior approval of the corporation’s board of directors more than 15%, but less than 85%, of the corporation’s voting securities (excluding for purposes of calculating the 85% shares owned by officers, directors or certain employee stock plans) until three years after the person, together with the person’s affiliates and associates, became the owner of more than 15% of the corporation’s voting securities, unless the business combination is approved by the affirmative vote of holders of more than 66 2/3% of the outstanding voting stock that is not owned by the person who acquired more than 15% of the corporation’s voting securities or that person’s affiliates or associates.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock of either class or of particular series of preferred stock. If we did so, we would deposit the common or preferred stock which is the subject of such depositary shares with a depositary, which would hold that common or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the common or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock.

While the deposit agreement relating to a particular class or series of common or preferred stock may have provisions applicable solely to that class or series of stock, all deposit agreements relating to common or preferred stock we issue would include the following provisions:

Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to the common stock or to the preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that common stock or to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable class of common stock or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares. Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class of common stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of common stock or of the series of preferred stock which is represented by the depositary share.

Conversion. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class of common stock or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v)  indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

•	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may sell the securities:

•	to or through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

We will describe in a prospectus supplement the particular terms of the offering of the securities to which the prospectus supplement relates, including the following:

•	the names of any underwriters or dealers;

•

the purchase price and the proceeds we will receive from the sale (which may be at a fixed price or prices, the market price prevailing at the time of sale, a price related to the prevailing market price or a negotiated price);

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any over-allotment options granted to the underwriters; and

•	any other information we think is important.

If securities are sold in an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased. Underwriters may be involved in any at the market offering of securities by or on our behalf.

In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from purchasers for whom they may act as agent.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the offered securities so offered and sold.

If we directly use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name the dealers and describe the terms of our arrangements with them. A dealer may sell some or all of the securities to other dealers. To the extent that we are aware of the terms under which securities may be sold by a dealer to another dealer, we will describe those terms in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

In order to facilitate an offering of our securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities, the underwriters or agents, as the case may be, may bid for, and purchase, securities in the open market. Finally, in any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may offer and sell securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement applicable to transactions of that type will include the terms of the transactions.

As long as our Class A and Class B common stock is listed on the NYSE, any Class A or Class B common stock we sell pursuant to this prospectus will be listed on the NYSE, subject to official notice of issuance. Any other securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

EXPERTS

The consolidated financial statements of Lennar Corporation incorporated by reference in this Prospectus, and the effectiveness of Lennar Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGAL OPINIONS

Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s Internet website at http://www.sec.gov.

The information in this prospectus and any prospectus supplement may not be all of the information that is important to you. You should read the entire prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any prospectus supplement, before making an investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are allowed to “incorporate by reference” the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate into this prospectus by reference the following documents we have filed with the SEC (but not information we furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits), each of which should be considered an important part of this prospectus:

Commission Filing (File No. 1-11749)

•	Annual Report on Form 10-K for the year ended November 30, 2025

•	Quarterly Report on Form 10-Q for the quarter ended February 28, 2026

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on February 26, 2026

•

Description of our Class  A common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 21, 1996, and any amendment or report filed for the purpose of updating such description, including the description of our Class A and Class  B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended November 30, 2019

•

Description of our Class  B common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 8, 2003, and any amendment or report filed for the purpose of updating such description, including the description of our Class A and Class  B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended November 30, 2019

•	All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed with the SEC after the date of this prospectus

Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at Lennar Corporation, 5505 Waterford District Drive, Miami, Florida 33126, Attention: Office of the Chief Legal Officer, or upon oral request by calling our Office of the Chief Legal Officer at (305) 559-4000.

In addition, we make available free of charge through the Investor Relations page on our website at http://www.lennar.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on

Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

SEC Registration Fees		$(1)(2)
Accounting Fees and Expenses	22,500	(3)
Trustee’s Fees and Expenses (including counsel fees)		(2)
Printing Fees	8,000	(3)
Rating Agency Fees		(2)
Legal Fees and Expenses	50,000	(3)
Miscellaneous	5,000	(3)

Total	$85,500	(2)(3)

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
(2)

Because an indeterminate amount of securities is covered by this Registration Statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

(3)	Estimated.

Item 15.	Indemnification of Directors and Officers

As permitted by Section 145 of the DGCL, our Certificate of Incorporation provides that we shall indemnify any person who is made a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the such person’s conduct was unlawful.

As also permitted by Section 145 of the DGCL, our Certificate of Incorporation further provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Our Certificate of Incorporation does not include a provision permitting a person’s rights to indemnification to be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, and therefore, under Section 145 of the DGCL, the right to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought.

Our Certificate of Incorporation provides, as permitted by Section 145 of the DGCL, that the indemnification provided in our Certificate of Incorporation is not exclusive of other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of persons who are entitled to indemnification, and we maintain directors’ and officers’ liability insurance for our directors and officers.

The states in which many of the guarantor registrants are incorporated permit or, under some circumstances, require indemnification of directors or officers. However, Lennar Corporation applies the provisions of its Certificate of Incorporation to indemnification of directors and officers of its wholly-owned subsidiaries, including the guarantor registrants.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Restated Certificate of Incorporation of the Company, dated January 14, 2015, as amended by the Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated February 12, 2018—Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019.

3.2	Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated April 10, 2024—Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated April 10, 2024.

3.3	Bylaws of the Company, as amended effective September 28, 2022—Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated September 28, 2022.

4.1	Indenture dated as of December 31, 1997, between the Company and The First National Bank of Chicago (the predecessor trustee to The Bank of New York Mellon, serving as current trustee)—Incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527.

4.2	Certificate of Designation of Preferred Stock.*

4.3	Form of Preferred Stock Certificate.*

4.4	Form of Warrant Agreement.*

4.5	Form of Warrant.*

4.6	Form of Depositary Agreement.*

4.7	Form of Depositary Receipt.*

4.8	Form of Stock Purchase Unit.*

4.9	Form of Stock Purchase Contract.*

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP (counsel).

22.1	Subsidiary Guarantors – Incorporated by reference to Exhibit 22.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon, as trustee with respect to the Indenture, dated as of December 31, 1997.

107	Calculation of Filing Fee Table

*

If required, this exhibit will be filed in an amendment to this registration statement or as an exhibit to a document incorporated by reference in a document filed with the SEC in connection with an offering of securities.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13 (a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on April 10, 2026.

LENNAR CORPORATION
By:	/s/ Stuart Miller
Name:	Stuart Miller
Title:	Executive Chairman, Chief Executive Officer, President, and Director

The following direct or indirect subsidiaries of registrant may guarantee debt securities and are co-registrants under this registration statement:

Greystone Nevada, LLC

Lennar Arizona, LLC

Lennar Carolinas, LLC

Lennar Colorado, LLC

Lennar Georgia, LLC

Lennar Homes of Alabama, LLC

Lennar Homes of California, LLC

Lennar Homes of Idaho, LLC

Lennar Homes of Indiana, LLC

Lennar Homes of Oklahoma, LLC

Lennar Homes of Tennessee, LLC

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Utah, LLC

Lennar Homes, LLC

Lennar Northwest, LLC

Lennar Reno, LLC

St. Charles Community, LLC

TI Lot 8, LLC

U.S. Home, LLC

By:	/s/ Stuart Miller
Name: Stuart Miller
Title: As Chief Executive Officer of each co-registrant

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stuart Miller, Diane Bessette and Katherine Lee Martin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

On Behalf of Lennar Corporation:

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Stuart Miller Stuart Miller	Executive Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)	April 10, 2026

/s/ Diane Bessette Diane Bessette	Vice President and Chief Financial Officer (Principal Financial Officer)	April 10, 2026

/s/ David Collins David Collins	Vice President and Controller (Principal Accounting Officer)	April 10, 2026

/s/ Amy Banse Amy Banse	Director	April 10, 2026

/s/ Theron I. (“Tig”) Gilliam, Jr. Theron I. (“Tig”) Gilliam, Jr.	Director	April 10, 2026

/s/ Sherrill W. Hudson Sherrill W. Hudson	Director	April 10, 2026

/s/ Teri McClure Teri McClure	Director	April 10, 2026

/s/ Armando Olivera Armando Olivera	Director	April 10, 2026

/s/ Dacona Smith Dacona Smith	Director	April 10, 2026

/s/ Jeffrey Sonnenfeld Jeffrey Sonnenfeld	Director	April 10, 2026

/s/ Serena Wolfe Serena Wolfe	Director	April 10, 2026

On Behalf of the Following Co-Registrants:

Greystone Nevada, LLC(1)

Lennar Arizona, LLC(2)

Lennar Carolinas, LLC(3)

Lennar Colorado, LLC(4)

Lennar Georgia, LLC(5)

Lennar Homes of Alabama, LLC(2)

Lennar Homes of California, LLC(5)

Lennar Homes of Idaho, LLC(2)

Lennar Homes of Indiana, LLC(6)

Lennar Homes of Oklahoma, LLC(2)

Lennar Homes of Tennessee, LLC(2)

Lennar Homes of Texas Land and Construction, Ltd.(7)

Lennar Homes of Utah, LLC(6)

Lennar Homes, LLC(5)

Lennar Northwest, LLC(2)

Lennar Reno, LLC(8)

St. Charles Community, LLC(5)

TI Lot 8, LLC(9)

U.S. Home, LLC(10)

(1)	Executed by Greystone Nevada Holdings, LLC, as Sole Member
(2)	Executed by Lennar Homes Holding, LLC, as Sole Member
(3)	Executed by Lennar Homes, LLC, as Sole Member
(4)	Executed by Lennar Homes of California, LLC, as Sole Member
(5)	Executed by U.S. Home, LLC, as Sole Member
(6)	Executed by CalAtlantic Group, LLC, as Sole Member
(7)	Executed by U.S. Home, LLC, as General Partner
(8)	Executed by Lennar Pacific Properties Management, LLC, as Sole Member
(9)	Executed by TI Lot 8 Holdco, LLC, as Managing Member
(10)	Executed by Lennar Corporation, as Sole Member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Stuart Miller Stuart Miller	Chief Executive Officer (Principal Executive Officer)	April 10, 2026

/s/ Diane Bessette Diane Bessette	Chief Financial Officer (Principal Financial Officer)	April 10, 2026

/s/ David Collins David Collins	Controller (Principal Accounting Officer)	April 10, 2026

/s/ Katherine Lee Martin Katherine Lee Martin	As authorized agent of the sole member, general partner or managing member of each co-registrant, as applicable	April 10, 2026